Exhibit 4.3

WAIVER OF INVESTOR RIGHTS

in connection with proposed initial public offering of Common Stock of

ECHO GLOBAL LOGISTICS, INC.

April 25, 2008

Ladies and Gentlemen:

Reference is made to (i) that certain Investor Rights Agreement (the “Investor Rights Agreement”), effective as of June 7, 2006, by and among Echo Global Logistics, Inc. (the “Company”) and the Investors listed on Exhibit A therein (collectively, the “Investors”), (ii) that certain Right of First Refusal and Co-Sale Agreement (the “ROFR Agreement”), effective as of June 7, 2006, by and among the Company and the signatories thereto, and (iii) the proposed initial public offering (the “Offering”) of shares of common stock, par value $0.0001 per share, of the Company, (the “Common Stock”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Investor Rights Agreement.

The Offering will be undertaken pursuant to a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).  Under Section 2.3 of the Investor Rights Agreement, the Company is obligated to (i) notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company and (ii) afford each such Holder an opportunity to include in the registration statement all or part of such Registrable Securities (clauses (i) and (ii), the “Piggyback Registration Rights”).  Under Section 2.2 of the Investor Rights Agreement, a majority of the Holders of Series D Preferred are entitled to demand registration under the Securities Act of all or any part of their Registrable Securities, and the Company is obligated to (a) notify all Holders within thirty (30) days of such request and (b) effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

                Each of the undersigned hereby waives (i) all rights granted to it pursuant to Section 2 of the Investor Rights Agreement with respect to Piggyback Registration Rights relating to the Offering, and the Holders of Series D Preferred hereby agree not to exercise their demand registration right, or any other right, under Section 2.2 of the Investor Rights Agreement on or prior to December 31, 2008, or if longer, the duration of any lock-up period as may be specified in a lock-up agreement that such Holders may execute with the underwriters of the Offering (the “Registration Waiver”), (ii) all rights granted to it pursuant to Section 4 of the Investor Rights Agreement, if applicable, with respect to any issuances of Equity Securities by the Company from June 7, 2006 through and including the date hereof, and (iii) all rights granted to it pursuant to the ROFR Agreement with respect to any transfers of Common Stock or Preferred Stock from June 7, 2006 through and including the date hereof.  If the Offering is not completed by December 31, 2008, the Registration Waiver shall terminate on its terms without further action by the Company or the undersigned.  Each of the undersigned further agree that Winston & Strawn LLP shall act as the single special counsel to the Investors in connection with the Offering.

This waiver may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same waiver.  A counterpart signature page delivered by fax or e-mail transmission shall be as effective as delivery of an originally executed counterpart.  This waiver shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to choice of law provisions.

IN WITNESS WHEREOF, this waiver has been duly executed as of the date first written above.

SERIES B PREFERRED INVESTORS:

OLD WILLOW PARTNERS, LLC

By:	/s/ Richard A. Heise, Jr.
Name:	Richard A. Heise, Jr.
Title:	Manager

BLUE MEDIA, LLC

By:	/s/ Eric P. Lefkofsky
Name:	Eric P. Lefkofsky
Title:	Manager

FROG VENTURES, LLC

By:	/s/ Bradley A. Keywell
Name:	Bradley A. Keywell
Title:	Manager

[Signature Page to Waiver]

SERIES D PREFERRED INVESTORS:

NEW ENTERPRISE ASSOCIATES 12, LIMITED PARTNERSHIP

By:	NEA PARTNERS 12, LIMITED PARTNERSHIP, ITS GENERAL PARTNER

By:	NEA 12 GP, LLC, ITS GENERAL PARTNER

By:	/s/ Charles W. Newhall III
Manager

NEA VENTURES 2006, LIMITED PARTNERSHIP

By:	/s/ Pamela J. Clark
Name:	Pamela J. Clark
Title:	Vice-President

YOUNES & SORAYA NAZARIAN REVOCABLE TRUST

By:	/s/ Younes Nazarian
Name:	Younes Nazarian
Title:	Trustee

YOUNES NAZARIAN 2006 ANNUITY TRUST

By:	/s/ David Nazarian
Name:	David Nazarian
Title:	Trustee

SORAYA NAZARIAN 2006 ANNUITY TRUST

By:	/s/ David Nazarian
Name:	David Nazarian
Title:	Trustee

/s/ Anthony R. Bobulinski
Anthony R. Bobulinski

[Signature Page to Waiver]

Acknowledged and agreed to:

ECHO GLOBAL LOGISTICS, INC.

By:	/s/ Orazio Buzza
Name:	Orazio Buzza
Title:	Chief Operating Officer

[Signature Page to Waiver]